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                                                                     EXHIBIT (N)


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Senior Floating Rate Fund II, Inc.

We consent to the incorporation by reference in this Amendment No. 3 to this Registration Statement No. 811-09229 on Form N-2 of our report dated October 19, 1999 appearing in the annual report to shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. for the period ended August 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
November 2, 1999